                       INSTRUCTIONS TO REGISTERED HOLDER AND/OR
            BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                          OF
                                ANVIL HOLDINGS, INC.
                   13% SENIOR EXCHANGEABLE PREFERRED STOCK DUE 2009

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

    The undersigned hereby acknowledges receipt of the Prospectus, dated ________,1997 (the "Prospectus"), of Anvil Holdings, Inc. (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Preferred Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Preferred Exchange Offer with respect to the 13% Senior Exchangeable Preferred Stock due 2009 (the "Old Senior Preferred Stock") held by you for the account of the undersigned.

    The aggregate face amount of the Old Senior Preferred Stock held by you for the account of the undersigned is (FILL IN AMOUNT):
    $____________ of the 13% Senior Exchangeable Preferred Stock due 2009.

    With respect to the Preferred Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / TO TENDER the following Old Senior Preferred Stock held by you for the account of the undersigned (INSERT LIQUIDATION PREFERENCE OF OLD SENIOR PREFERRED STOCK TO BE TENDERED, IF ANY):
         $_____________________
    / / NOT TO TENDER any Old Senior Preferred Stock held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Old Senior Preferred Stock held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state of (fill in state) ___________, (ii) the undersigned is acquiring the New Senior Preferred Stock in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the New Senior Preferred Stock, (iv) the undersigned acknowledges that any person participating in the Preferred Exchange Offer for the purpose of distributing the New Senior Preferred Stock must comply with the registration and prospects delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the New Senior Preferred Stock acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Preferred Exchange Offer--Resale of the New Senior Notes," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

PLEASE NOTE: THE COMPANY HAS AGREED THAT, FOR A PERIOD OF 180 DAYS AFTER THE EXPIRATION DATE, IT WILL MAKE COPIES OF THE PROSPECTUS AVAILABLE TO ANY PARTICIPATING BROKER-DEALER FOR USE IN CONNECTION WITH RESALES OF THE NEW SENIOR PREFERRED STOCK.

________________________________________________________________________________
/ / Check this box if the Beneficial Owner of the Old Senior Preferred Stock is a Participating Broker-Dealer and such Participating Broker-Dealer acquired the Old Senior Preferred Stock for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO JACOB HOLLANDER, VICE PRESIDENT OF THE COMPANY, VIA FACSIMILE: (212) 885-9411.
_______________________________________________________________________________

________________________________________________________________________________

                                    SIGN HERE

Name of beneficial owner(s):____________________________________________________

Signature(s):___________________________________________________________________

Name (PLEASE PRINT):____________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


Telephone number:_______________________________________________________________

Taxpayer Identification or Social Security Number:______________________________

Date:___________________________________________________________________________

________________________________________________________________________________

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                   PAGE 1 OF 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:

 -  A corporation.
 -  A financial institution.
 - An organization exempt from tax under section 501 (a), or an individual retirement plan.
 -  The United States or any agency or instrumentality thereof.
 - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 -  An international organization or any agency, or instrumentality thereof.
 - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
 -  A real estate investment trust.
 -  A common trust fund operated by a bank under section 584(a).
 -  An exempt charitable remainder trust, or a nonexempt trust described in section 4947(a)(1).
 -  An entity registered at all times under the Investment Company Act of 1940.
 -  A foreign central bank of issue.
 Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 -  Payments to nonresident aliens subject to withholding under section 1441.
 - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
 - Payments of patronage dividends where the amount received is not paid in money.
 -  Payments made by certain foreign organizations.
 -  Payments made to a nominee.
 - Payments of interest not generally subject to backup withholding include the following:
 -  Payments of interest and obligations issued by individuals.
 Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payor.
 - Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 -  Payments described in section 6049(b)(5) to non-resident aliens.-
      Payments on tax-free covenant bonds under section 1451.
 -  Payments made by certain foreign organizations
 -  Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYOR. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.
 Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041 A(a), 6045, and 6050A.
PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the number for identification purposes. Payors must be given the numbers whether or not recipients are required to file tax returns. Payors must generally withhold 20% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payor. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.
(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                PAGE 2 OF 2

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR-- Social Security numbers have nine digits separated by two hyphens: e.g. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: e.g. 00-0000000. The table below will help determine the number to give the Payor.


                                    GIVE THE
FOR THIS TYPE OF ACCOUNT:           SOCIAL SECURITY
                                    NUMBER OF:

1.  For an individual account       The individual

2.  Two or more individuals         The actual owner of
    (joint account)                 the account or, if combined funds, any one
                                    of the individuals(1)

3.  Husband and wife (joint         The actual owner of the
    account)                        account or, if joint funds, either person(1)

4.  Custodian account of a minor    The minor(2)
    (Uniform Gift to Minors Act)

5.  Adult and minor (joint account) The adult or, if the minor is the only contributor, the minor(1)

6.  Account in the name of          The ward, minor, or
    guardian or committee for a     incompetent person(3)
    designated ward, minor, or
    incompetent person

7.  a. The usual revocable          The grantor-trustee(1)
       savings trust account
       (grantor is also trustee)

    b. So-called trust account      The actual owner(1)
       that is not a legal or valid
       trust under State law

8.  Sole proprietorship account     The owner(4)

9.   A valid trust, estate, or      The legal entity (Do not
     pension trust                  furnish the identifying number of the
                                    personal representative or trustee unless the legal entity itself is not designated in the account title)(5)

10. Corporate account               The corporation

11. Religious, charitable, or       The organization
    educational organization
    account

12. Partnership account held in     The partnership
    the name of the business

13. Association, club, or other     The organization
    tax-exempt organization

14. A broker or registered nominee  The broker or nominee

15. Account with the Department of  The public safety
    Agriculture in the name of a
    public entity (such as a State
    or local government, school
    district, or prison) that
    receives agricultural program
    payments

(1)   List first and circle the name of the person whose number you furnish.
(2)   Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish the ward's, minor's or incompetent person's social security number.
(4)   Show the name of the owner.
(5) List first and circle the name of the legal trust, estate, or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.